UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 17, 2014

IBEX ADVANCED MORTGAGE TECHNOLOGY INC.
(Exact name of small business issuer as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-55011	35-2470359
(Commission File Number)	(IRS Employer Identification No.)

6371 Business Blvd, Suite 200, Sarasota, Florida  34240

(Address of principal executive offices and zip code)

(941) 907-8481

(Registrant’s telephone number including area code)

Top to Bottom Pressure Washing, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 17, 2014, the Board of Director’s appointed Wesley H. Westmoreland as Director and Vice President of Business Development.   He brings extensive mortgage banking experience to the Company.

The Company has not entered into, nor does it have any currently proposed plans to enter into, any transactions in which Mr. Westmoreland will have a direct or indirect material interest.  In addition, there are no family relationships between Mr. Westmoreland and any other Director or executive officer of the Company.

Mr. Westmoreland has not entered into a compensation agreement with the Company in connection with his appointment as Director and Vice President of Business Development; however, because Mr. Westmoreland has been advising the Company prior to his appointment, the Company has agreed to compensate him for these efforts with an option to purchase 1,000,000 shares of common stock at $0.01 per share.

Background of Mr. Wesley H. Westmoreland:

Mr. Westmoreland, age 33, was Regional Manager for Proficio Mortgage Ventures where he established detailed marketing/business plans and marketing strategies, structured loans to comply with acceptable lending practices and Federal regulations, prepared files for underwriting, and interacted with current and potential customers, among other things.  He is also currently Chairman of the Board of the General H. Norman Schwarzkopf Children's Home Fund.  Mr. Westmoreland brings extensive, comprehensive mortgage banking experience to the Company with significant relationship management, business development, presentation, coaching and leadership skills, and an ability to drive results: from 2013 to 2014, Mr. Westmoreland was Regional Vice President for Bridgeview Bank Mortgage where he was responsible for managing a group of Loan Officers whose function was to develop and maintain a portfolio of important revenue generating client relationships within the defined affluent market segment ensuring the overall department goals and business results are achieved; from 2012 to 2013, Mr. Westmoreland was Vice President of Synovus Bank, developing and maintaining customer relationships; from 2010 to 2012, he worked for Regions Bank as Branch Team Leader; from 2008 to 2010 he worked for Fifth Third Bank as a personal banker; from 2007 to 2008, he worked for Countrywide Financial as a loan officer; from 2006 to 2007, Mr. Westmoreland worked for Pacific Capital Mortgage as Southeast Regional President; and from 2004 to 2006, he was a loan officer for First Source Financial.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBEX ADVANCED MORTGAGE TECHNOLOGY INC.
Dated: June 18, 2014	By:	/s/ William S. Coleman
Name: William S. Coleman Title: President